Exhibit 1.1

ASHFORD HOSPITALITY TRUST, INC.

Up to

$100,000,000

of Common Stock

FORM OF EQUITY DISTRIBUTION AGREEMENT

Dated: August [   ], 2020

Ashford Hospitality Trust, Inc.

Common Stock

FORM OF EQUITY DISTRIBUTION AGREEMENT

August [   ], 2020

[                                       ]

[                                       ]

[                                       ]

Ladies and Gentlemen:

Each of Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”), Ashford Hospitality Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), and Ashford Hospitality Advisors LLC, a Delaware limited liability company (the “Advisor”), confirms its agreement (this “Agreement”) with [                                        ] (the “Agent”), as follows:

SECTION 1.         Description of Securities. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agent, acting as agent and/or principal, shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $100,000,000 (the “Maximum Amount”). The issuance and sale of the Securities through the Agent will be effected pursuant to the Registration Statement (as defined below) that was filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to offer, sell or issue the Securities.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a shelf registration statement on Form S-3 (File No. 333-220459), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement to the base prospectus included as part of such registration statement specifically relating to the Securities (the “Prospectus Supplement”). The Company will furnish to the Agent, for use by the Agent, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. Any reference herein to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be. Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”); all references in this Agreement to any Issuer Free Writing Prospectus (as defined below) (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433 under the Securities Act, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR.

The Company, the Operating Partnership and the Advisor have also entered into a separate equity distribution agreement (as amended, the “Separate Distribution Agreement”), dated as of [____], with [                                          ], acting as agent and/or principal (collectively, the “Separate Agent”). The Company, the Operating Partnership and the Advisor may also in the future enter into additional equity distribution agreements (if any, together with the Separate Distribution Agreement, the “Alternative Distribution Agreements”) with one or more additional agents and/or principals (if any, together with the Separate Agent, the “Alternative Agents”). The aggregate offering price of the Securities that may be sold pursuant to this Agreement and the Alternative Distribution Agreements shall not exceed the Maximum Amount.

SECTION 2.        Placements. Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify the Agent by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made or a formula pursuant to which such minimum price shall be determined (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Agent set forth on Exhibit B, as such Exhibit B may be amended from time to time. If the Agent wishes to accept such proposed terms included in the Placement Notice (which it may decline to do for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Agent will, prior to 4:30 p.m. (Eastern time) on the Business Day (as defined below) following the Business Day on which such Placement Notice is delivered to the Agent, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Agent set forth on Exhibit B setting forth the terms that the Agent is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Agent until the Company delivers to the Agent an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Agent set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Agent’s acceptance of the terms of the Placement Notice or upon receipt by the Agent of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) in accordance with the Placement Notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 9 or Section 12 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any discount, commission or other compensation to be paid by the Company to the Agent, when the Agent is acting as agent, in connection with the sale of the Placement Securities shall be determined in accordance with the terms set forth in Exhibit C. The amount of any commission, discount or other compensation to be paid by the Company to the Agent, when the Agent is acting as principal, in connection with the sale of the Placement Securities shall be as separately agreed among the parties hereto at the time of any such sales. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Agent and either (i) the Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control. The term “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

2

SECTION 3.        Sale of Placement Securities by the Agent. Subject to the provisions of Section 6(a), the Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities, at prevailing market prices, up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to the Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined in Section 6(b)) payable to the Company, with an itemization of the deductions made by the Agent (as set forth in Section 6(b)) from the Gross Proceeds (as defined in Section 6(b)) that the Agent receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Agent may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on the New York Stock Exchange (the “NYSE”), on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Agent may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted and during which there has been no market disruption of, unscheduled closing of or suspension of trading on such principal market.

SECTION 4.         Suspension of Sales. The Company or the Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice or any Placement Securities sold under any of the Alternative Distribution Agreements. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.

3

SECTION 5.          Representations and Warranties.

(a)           Representations and Warranties by the Company and the Operating Partnership. Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to the Agent as of the date hereof and as of each Representation Date (as defined in Section 7(o)) on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement, as of the time of each sale of any Securities pursuant to this Agreement (the “Applicable Time”) and as of each Settlement Date (as defined in Section 6(b)), and agrees with the Agent, as follows:

(1)          Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement or the Alternative Distribution Agreements, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement and the Prospectus, or pursuant to the exercise, redemption, or exchange of convertible or exchangeable securities, options or warrants referred to in the Registration Statement and the Prospectus, including units of common limited partner interest in the Operating Partnership (the “Common Units”), or unregistered issuances not required to be disclosed pursuant to the Exchange Act, the Securities Act or any regulation promulgated thereunder); the outstanding shares of capital stock or partner or member interests, of the Company and each subsidiary of the Company, including the Operating Partnership and its subsidiaries (each, a “Subsidiary” and collectively, the “Subsidiaries”), as applicable, have been duly and validly authorized and issued and are fully paid and, with respect to shares of capital stock, member interests and limited partner interests, non-assessable (except to the extent such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act or Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act), and, except as disclosed in Exhibit A to the Seventh Amended and Restated Agreement of Limited Partnership of the Operating Partnership (as amended, the “Partnership Agreement”), all of the outstanding shares of capital stock or partner or member interests of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company, free and clear of any pledge, lien, encumbrance, security interest or other claim, except for security interests in favor of lenders created pursuant to or in connection with loan documents disclosed in the Registration Statement and the Prospectus, and, except as disclosed in the Registration Statement and the Prospectus, there are no outstanding (A) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable or redeemable for any capital stock or other equity interests of the Company or any Subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any Subsidiary any such capital stock or other equity interests or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company or any Subsidiary to issue any shares of capital stock or other equity interests, any convertible or exchangeable or redeemable securities or obligation, or any warrants, rights or options.

(2)          Good Standing of the Company and Subsidiaries. Each of the Company and the Subsidiaries has been duly incorporated or organized and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of its respective jurisdiction of incorporation or organization with full corporate or other power and authority to own its respective properties and to conduct its respective businesses as described in the Registration Statement and the Prospectus and, in the case of each of the Company and the Operating Partnership, to execute and deliver this Agreement and to consummate the transactions contemplated herein. The Company does not own or control, directly or indirectly, any corporation, association or other entity that is a “significant subsidiary” (within the meaning of Rule 1-02(w) of Regulation S-X) other than the entities listed on Exhibit K hereto.

4

(3)          Foreign Good Standings. Each of the Company and the Subsidiaries is duly qualified or licensed and is in good standing in each jurisdiction in which the nature or conduct of its business requires such qualification or license and in which the failure, individually or in the aggregate, to be so qualified or licensed could reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”). Except as disclosed in the Registration Statement and the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock or other equity interests or from repaying to the Company or any other Subsidiary any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary. Other than as disclosed in the Registration Statement and the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association.

(4)         Due Authorization of Partnership Agreement. The Partnership Agreement has been duly and validly authorized, executed and delivered by or on behalf of the partners of the Operating Partnership and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.

(5)          Capitalization of Operating Partnership. (A) Ashford OP Limited Partner, LLC (the “Limited Partner”) is a holder of Common Units representing a majority limited partner ownership interest in the Operating Partnership and such units of preferred limited partner interest in the Operating Partnership (the “Preferred Units”) as described in the Registration Statement and the Prospectus, (B) Ashford OP General Partner, LLC (the “General Partner”) is the holder of the sole general partner interest in the Operating Partnership, and (C) the Company owns a 100% member interest in the General Partner and in the Limited Partner, in each case free and clear of any pledge, lien, encumbrance, security interest or other claim, except for security interests in favor of lenders created pursuant to or in connection with loan documents disclosed in the Registration Statement and the Prospectus. The Common Units to be issued by the Operating Partnership to the Company in connection with the contribution of the Net Proceeds from the sale of the Securities from time to time pursuant to this Agreement have been duly authorized and, when issued and delivered by the Operating Partnership in accordance with the Partnership Agreement against payment therefor of the consideration set forth therein, will be validly issued and non-assessable (except to the extent set forth in Section 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act). The holders of outstanding Common Units are not entitled pursuant to the Delaware Revised Uniform Limited Partnership Act or the Partnership Agreement to preemptive or other rights to subscribe for the Securities or the Common Units to be issued by the Operating Partnership to the Company in connection with the contribution of the Net Proceeds from the sale of the Securities from time to time pursuant to this Agreement.

(6)          Compliance with Laws. The Company and the Subsidiaries are in compliance with all applicable federal, state, local or foreign laws, regulations, rules, decrees, judgments and orders, including those relating to transactions with affiliates, except where any failures to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5

(7)          No Defaults. Neither the Company nor any Subsidiary is in breach or default (nor has any event occurred which with notice, lapse of time, or both would constitute a breach or default) (A) under its respective organizational documents, or (B) in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound, except, in the case of clause (B), (y) for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (z) for such breaches or defaults disclosed in Amendment No. 2 to the Prospectus Supplement, dated August [ ], 2020, as filed with the Commission on August [ ], 2020.

(8)           No Conflicts. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated herein will not (i) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the organizational documents of the Company or any Subsidiary, or (B) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective assets or properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, except in the case of this clause (B) for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary.

(9)          Due Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership and is a legal, valid and binding agreement of the Company and the Operating Partnership.

(10)       No Consents; No Approvals. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or any other third party is required in connection with the Company’s or the Operating Partnership’s execution, delivery and performance of this Agreement, their consummation of the transactions contemplated herein or the Company’s sale and delivery of the Securities, other than (A) such as have been obtained, or will have been obtained under the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations, (B) such approvals as have been obtained in connection with the approval of the listing of the Securities on the NYSE, (C) any necessary qualification under the securities or blue sky laws of the various state jurisdictions in which the Securities are being offered by the Agent, and (D) such approvals, authorizations, consents or orders or filings, the absence of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(11)        Licenses. Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the Registration Statement and the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, the effect of which could reasonably be expected to result in a Material Adverse Effect. No such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus. Neither the Company nor any of the Subsidiaries is required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services that it currently provides or that it proposes to provide as set forth in the Registration Statement and the Prospectus, except to the extent that any failure to have such accreditation or certification could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6

(12)       Registration Statement; Form S-3 Eligibility. The Company and the transactions contemplated by this Agreement meet the requirements for the use of Form S-3 under the Securities Act and the Securities have been and remain eligible for inclusion by the Company on such shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has been declared effective by the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any base prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus (as defined below) has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and, to the knowledge of the Company, the Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, as of the date hereof, at each deemed effective date with respect to the Agent pursuant to Rule 430B(f)(2) under the Securities Act and as of each Settlement Date, complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations. The conditions for the use of Form S-3, as set forth in the General Instructions thereto, have been complied with and the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415(a)(1)(x) under the Securities Act (including without limitation, Rule 415(a)(5)). Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto), any supplement thereto or any prospectus wrapper prepared in connection therewith, and the Prospectus complied in all material respects at the time it was filed with the Securities Act and the Securities Act Regulations. Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act.

(13)        Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at each deemed effective date with respect to the Agent pursuant to Rule 430B(f)(2) under the Securities Act, at each Applicable Time and as of each Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, no individual Issuer Free Writing Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at each Applicable Time and as of each Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

7

The copies of the Registration Statement and any amendments thereto, any other preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 under the Securities Act and the Prospectus and any amendments or supplements thereto delivered and to be delivered to the Agent (electronically or otherwise) in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) under the Securities Act whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit J hereto, in each case in the form furnished (electronically or otherwise) to the Agent for use in connection with the offering of the Securities.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto (including any prospectus wrapper)), made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein

(14)        Issuer Free Writing Prospectus. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer of the Securities that was a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the Securities Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

(15)        Ineligible Issuer. At the earliest time after the filing of the Registration Statement and any post-effective amendment thereto, that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

8

(16)        Certain Documents. Each document incorporated by reference in the Registration Statement or the Prospectus, when it became effective or was filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act and the Securities Act Regulations or the Exchange Act and the Exchange Act Regulations, as applicable.

(17)        No Litigation. There are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding will be determined adversely to the Company or such Subsidiary and (B) if so determined adversely, could reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect, except with respect to the Commission’s investigation disclosed in Amendment No. 2 to the Prospectus Supplement, dated August [ ], 2020, as filed with the Commission on August [ ], 2020.

(18)        Financial Statements. The financial statements, including the related supporting schedules and notes thereto, included in (or incorporated by reference into) the Registration Statement or the Prospectus present fairly the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission. Any summary or selected financial data included or incorporated by reference in the Registration Statement and the Prospectus fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included or incorporated by reference in the Registration Statement and the Prospectus. The pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus, if any, present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  The pro forma financial statements in the Registration Statement comply as to form in all material respects with the applicable requirements of Regulation S-X of the Securities Act. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus. All disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and the Exchange Act Regulations and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(19)       Independent Public Accountants. The accountants who certified the financial statements and supporting schedules (including financial statements of subsidiaries or acquired properties or businesses) included or incorporated by reference in the Registration Statement and the Prospectus are, and were during the periods covered by their reports, registered independent public accountants as and to the extent required by the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations and the Public Company Accounting Oversight Board (United States).

9

(20)        No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement and the Prospectus, there has not been (A) any change, or any development or event that reasonably could be expected to result in a change, that has or reasonably could be expected to have a Material Adverse Effect, whether or not arising in the ordinary course of business, (B) any transaction that is material to the Company and the Subsidiaries taken as a whole entered into or agreed to be entered into by the Company or any of the Subsidiaries, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and Subsidiaries taken as a whole or (D) except for regular quarterly dividends on the Common Stock and shares of the Company’s preferred stock, par value $.01 per share, and regular quarterly distributions on the Common Units and the Preferred Units, any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating Partnership on any of its partnership interests.

(21)       Description of Securities. The Securities conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

(22)        No Registration Rights. Except as disclosed in the Registration Statement and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable or redeemable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company or the Operating Partnership under the Securities Act.

(23)        Valid Issuance of Securities. The Securities have been duly authorized for issuance and sale to the Agent pursuant to this Agreement and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Securities by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise.

(24)       Registration and Listing of Securities. As of each Settlement Date, the Securities to be sold by the Company from time to time hereunder will have been registered under Section 12(b) of the Exchange Act and approved for listing on the NYSE, subject to official notice of issuance.

(25)        Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act.

(26)        No Registration as Broker. Neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the Exchange Act Regulations, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the Financial Industry Regulatory Authority, Inc. (“FINRA”)) any member firm of FINRA.

10

(27)        Certificates. Any certificate signed by any officer of the Company or any Subsidiary delivered to the Agent or to counsel for the Agent pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby.

(28)        No Exempt Sales. Except as described in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has sold or issued any securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, that would not be required to be integrated with the sale of the Securities.

(29)        Form of Certificate. The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of the NYSE.

(30)        Property. The Company and the Subsidiaries have good and indefeasible title in fee simple to, or a valid leasehold interest in, all real property described in the Registration Statement and the Prospectus, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, encroachments, restrictions, mortgages and defects, except such as are disclosed in the Registration Statement and the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries. Any real property, improvements, equipment and personal property held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Registration Statement and the Prospectus or are not material and do not interfere with the use made or proposed to be made of such real property, improvements, equipment and personal property by the Company or such Subsidiary. The Company or a Subsidiary has obtained an owner’s or leasehold title insurance policy, from a title insurance company licensed to issue such policy, on any real property owned in fee or leased, as the case may be, by the Company or any Subsidiary, that insures the Company’s or the Subsidiary’s fee or leasehold interest, as the case may be, in such real property, which policies include only commercially reasonable exceptions, and with coverages in amounts at least equal to amounts that are generally deemed in the Company’s industry to be commercially reasonable in the markets where the Company’s properties are located, or a lender’s title insurance policy insuring the lien of its mortgage securing the real property with coverage equal to the maximum aggregate principal amount of any indebtedness held by the Company or a Subsidiary and secured by the real property.

(31)        Condition of Real Property. All real property owned or leased by the Company or a Subsidiary is free of material structural defects and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear or, in each instance, the Company has created an adequate reserve to effect reasonably required repairs, maintenance and capital expenditures. To the knowledge of the Company and the Operating Partnership, water, storm water, sanitary sewer, electricity and telephone service are all available at the property lines of such property over duly dedicated streets or perpetual easements of record benefiting such property. Except as described in the Registration Statement and the Prospectus, to the knowledge of the Company and the Operating Partnership, there is no pending or threatened special assessment, tax reduction proceeding or other action that, individually or in the aggregate, could reasonably be expected to increase or decrease the real property taxes or assessments of any of such property, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

11

(32)        Mortgages. The mortgages and deeds of trust encumbering any real property owned in fee or leased by the Company or a Subsidiary (A) are not convertible (in the absence of foreclosure) into an equity interest in the Real Property or in the Company, the Operating Partnership or any Subsidiary, and none of the Company, the Operating Partnership or the Subsidiaries hold a participating interest therein, (B) except as set forth in the Registration Statement and the Prospectus, are not and will not be cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries, and (C) are not and will not be cross-collateralized to any property not owned by the Company, the Operating Partnership or any of the Subsidiaries.

(33)        Description and Enforceability of Contracts. The descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Registration Statement and the Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and, to the knowledge of the Company and the Operating Partnership, no party is in breach or default under any such agreements.

(34)       Intellectual Property. The Company and each Subsidiary owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively, “Intangibles”) necessary to entitle the Company and each Subsidiary to conduct its business as described in the Registration Statement and the Prospectus, and neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(35)        Disclosure Controls; Internal Controls. The Company, the Operating Partnership and the Subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established. The Company, the Operating Partnership and the Subsidiaries have established and maintain internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act). Such internal control over financial reporting is designed to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies.

12

(36)        Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(37)        Taxes. Each of the Company, the Operating Partnership and the Subsidiaries has filed on a timely basis (including in accordance with any applicable extensions) all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or have properly requested extensions thereof, and have paid all taxes shown as due thereon, and if due and payable, any related or similar assessment, fine or penalty levied against the Company, the Operating Partnership or any of the Subsidiaries. Except as disclosed in the Registration Statement and the Prospectus, no tax deficiency has been asserted against any such entity, and the Company and the Subsidiaries do not know of any tax deficiency that is likely to be asserted against any such entity that, individually or in the aggregate, if determined adversely to any such entity, could reasonably be expected to have a Material Adverse Effect. All tax liabilities are adequately provided for on the respective books of the Company and the Subsidiaries.

(38)        Insurance. Each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, environmental liabilities, acts of vandalism, terrorism, earthquakes, flood and all other risks customarily insured against, all of which insurance is in full force and effect.

13

(39)        Environmental Law Compliance. Neither the Company nor any of the Subsidiaries is in violation, or has received notice of any violation with respect to, any applicable environmental, safety or similar law, regulation or rule applicable to the business of the Company or any of the Subsidiaries, except any such violation of law, regulation or rule that individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws, regulations and rules to conduct their respective businesses, and the Company and the Subsidiaries are in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law, regulation or rule, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals that individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement and the Prospectus, (A) none of the Operating Partnership, the Company, any of the Subsidiaries nor, to the knowledge of the Operating Partnership and the Company, any other owners of the property at any time or any other party has at any time, handled, stored, treated, transported, manufactured, spilled, leaked, or discharged, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, in, under, to or from any real property leased, owned or controlled, including any real property underlying any loan held or to be held by the Company or the Subsidiaries (collectively, the “Real Property”), other than by any such action taken in compliance with all applicable Environmental Statutes (hereinafter defined) or by the Operating Partnership, the Company, any of the Subsidiaries or any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Operating Partnership; (B) the Operating Partnership and the Company do not intend to use the Real Property or any subsequently acquired properties for the purpose of using, handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials other than by any such action taken in compliance with all applicable Environmental Statues or by the Operating Partnership, the Company, any of the Subsidiaries or any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Operating Partnership; (C) none of the Operating Partnership, the Company, nor any of the Subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters on or adjacent to the Real Property or any other real property owned or occupied by any such party, or onto lands from which Hazardous Materials might seep, flow or drain into such waters; (D) none of the Operating Partnership, the Company, nor any of the Subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance that, with notice or passage of time or both, would give rise to a claim under or pursuant to any federal, state or local environmental statute, regulation or rule or under common law, pertaining to Hazardous Materials on or originating from any of the Real Property or any assets described in the Prospectus or any other real property owned or occupied by any such party or arising out of the conduct of any such party, including without limitation a claim under or pursuant to any Environmental Statute; (E) the Real Property is not included or, to the Company’s and the Operating Partnership’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 (the “CERCLA”) by the United States Environmental Protection Agency or, to the Operating Partnership’s and the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as hereinafter defined); and (F) in the operation of the Company’s and the Operating Partnership’s businesses, the Company acquires, before acquisition of any real property, an environmental assessment of the real property and, to the extent they become aware of any condition that could reasonably be expected to result in liability associated with the presence or release of a Hazardous Material, or any violation or potential violation of any Environmental Statute, the Company and the Operating Partnership take all commercially reasonable action necessary or advisable (including any capital improvements) for clean-up, closure or other compliance with such Environmental Statute. There are no costs or liabilities associated with the Real Property pursuant to any Environmental Statute (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with any Environmental Statute or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. None of the entities that prepared Phase I or other environmental assessments with respect to the Real Property was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of the Subsidiaries, and none of their directors, officers or employees is connected with the Company or any of the Subsidiaries as a promoter, selling agent, trustee, officer, director or employee. None of the Operating Partnership, the Company nor any Subsidiary knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning the Real Property or any part thereof that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Real Property complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Real Property and will not result in a forfeiture or reversion of title. None of the Operating Partnership, the Company nor any Subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Real Property or any part thereof, and none of the Operating Partnership, the Company nor any Subsidiary knows of any such condemnation or zoning change which is threatened and which, individually or in the aggregate, if consummated could reasonably be expected to have a Material Adverse Effect. All liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Real Property) of the Operating Partnership or any of the Subsidiaries that are required to be described in the Prospectus are disclosed therein. No lessee of any portion of any of the Real Property is in default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice or both would constitute a default under any of such leases, except such defaults that individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No tenant under any lease pursuant to which the Operating Partnership or any of the Subsidiaries leases any Real Property has an option or right of first refusal to purchase the premises leased thereunder or the building of which such premises are a part, except as such options or rights of first refusal that, individually or in the aggregate, if exercised, could not reasonably be expected to have a Material Adverse Effect.

14

As used herein, “Hazardous Material” includes, without limitation any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any federal, state or local environmental law, regulation or rule including, without limitation, the CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Statute” and collectively the “Environmental Statutes”) or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Registration Statement and the Prospectus (a “Governmental Authority”).

(40)        Labor Laws; No Labor Disputes. Neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law, regulation or rule relating to discrimination in the hiring, termination, promotion, employment or pay of employees, nor any applicable federal or state wages and hours law, nor any state law, regulation or rule precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There are no existing or, to the knowledge of the Company or the Operating Partnership, threatened labor disputes with the employees of the Company or any of the Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

15

(41)        ERISA. The Company and each of the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries would have any material liability. The Company and each of the Subsidiaries have not incurred and do not expect to incur material liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”). Each “pension plan” for which the Company or any of its Subsidiaries would have any material liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

(42)        Past Issuances of Securities. All securities issued by the Company, any of the Subsidiaries or any trusts established by the Company or any Subsidiary, have been issued and sold in compliance with (A) all applicable federal and state securities laws and the laws of the applicable jurisdiction of incorporation of the issuing entity, except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (B) to the extent applicable to the issuing entity, the requirements of the NYSE.

(43)        Securities Act Compliance. In connection with this offering, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable or redeemable for Common Stock in a manner in violation of the Securities Act. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering of the Securities other than the Registration Statement, the Prospectus Supplement dated December 11, 2017, as filed with the Commission on December 11, 2017, as amended by Amendment No. 1 dated August 3, 2018, as filed with the Commission on August 3, 2018, and by Amendment No. 2, dated August [ ], 2020, as filed with the Commission on August [ ], 2020, pursuant to Rule 424(b), the Prospectus and any Issuer Free Writing Prospectus.

(44)        No Broker. The Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated.

(45)        No Relationships. There is no relationship, direct or indirect, between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, that is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement and the Prospectus and that is not so described.

(46)        Investment Company Act. Neither the Company nor any of the Subsidiaries is required, or after giving effect to the offering and sale of the Securities will be required, to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

16

(47)       REIT Status. Commencing with the taxable year ended December 31, 2003, the Company has been organized and operated in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Code, and the current and proposed method of operation of the Company and the Subsidiaries described in the Registration Statement and the Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code, and the Operating Partnership is treated as a partnership for federal income tax purposes and not as a corporation or association taxable as a corporation; the Company intends to continue to qualify as a REIT for all subsequent years, and the Company does not know of any event that could reasonably be expected to cause the Company to fail to qualify as a REIT at any time.

(48)        Statistical and Market Data. Any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(49)        Governmental Oversight. The conduct of business by the Company and the Subsidiaries as presently and proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States or any other jurisdiction wherein the Company or the Subsidiaries conduct or propose to conduct such business, except as described in the Registration Statement and the Prospectus and except such regulation as is applicable to commercial enterprises generally.

(50)        Authorization of Advisory Agreement. The Amended and Restated Advisory Agreement, dated June 10, 2015, by and among the Company, the Operating Partnership, the Advisor, Ashford TRS Corporation and Ashford Inc. (as amended, the “Advisory Agreement”) has been duly authorized, executed and delivered by the Company and the Operating Partnership and constitutes a legal, valid and binding agreement of the Company and the Operating Partnership enforceable against the Company and the Operating Partnership in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity.

(51)        Foreign Corrupt Practices Act.  None of the Company, any of its Subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of such entity is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of either (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and (ii) the U.K. Bribery Act of 2010 (the “Bribery Act”), and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(52)        Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

17

(53)        No Conflict with OFAC Laws.  None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or  representatives of the Company or any of its Subsidiaries is an individual or entity (“Person”) currently the subject or target of any  sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as agent, underwriter, advisor, investor or otherwise) of Sanctions.

(54)       Actively Traded Security. The Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(b)           Representations and Warranties of the Advisor. The Advisor represents and warrants to the Agent as of the date hereof and as of each Representation Date on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement, as of each Applicable Time and as of each Settlement Date, and agrees with the Agent, as follows:

(1)          Advisor. The Advisor has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full limited liability company power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver this Agreement and to consummate the transactions contemplated herein. The Advisor has no subsidiaries.

(2)          Foreign Good Standings. The Advisor is duly qualified or licensed and is in good standing in each jurisdiction in which the nature or conduct of its business requires such qualification or license and in which the failure, individually or in the aggregate, to be so qualified or licensed could reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Advisor (an “Advisor Material Adverse Effect”).

(3)          Compliance with Laws. The Advisor is in compliance with all applicable federal, state, local or foreign laws, regulations, rules, decrees, judgments and orders, including those relating to transactions with affiliates, except where any failures to be in compliance could not, individually or in the aggregate, reasonably be expected to have an Advisor Material Adverse Effect.

(4)           No Defaults. The Advisor is not in breach or default (nor has any event occurred which with notice, lapse of time, or both would constitute a breach or default) (A) under its organizational documents, or (B) in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Advisor is a party or by which it or its properties is bound, except in the case of clause (B), for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have an Advisor Material Adverse Effect.

18

(5)          No Conflicts. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated herein will not (i) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the certificate of formation or limited liability company agreement of the Advisor, or (B) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Advisor is a party or by which the Advisor or its assets or properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Advisor, except in the case of this clause (B) for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have an Advisor Material Adverse Effect; or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary.

(6)          Due Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Advisor and is a legal, valid and binding agreement of the Advisor.

(7)          Licenses. The Advisor has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct the portion of its business as described in the Registration Statement and the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could not, individually or in the aggregate, reasonably be expected to have an Advisor Material Adverse Effect. The Advisor is not in violation of, in default under, and has not received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Advisor, the effect of which could reasonably be expected to result in an Advisor Material Adverse Effect. No such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus. The Advisor is not required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services that it currently provides or that it proposes to provide as set forth in the Registration Statement and the Prospectus, except to the extent that any failure to have such accreditation or certification could not, individually or in the aggregate, reasonably be expected to have an Advisor Material Adverse Effect.

(8)          Securities Act Compliance. The Advisor has not distributed and will not distribute any prospectus or other offering material in connection with the offering of the Securities other than the Registration Statement, the Prospectus Supplement dated December 11, 2017, as filed with the Commission on December 11, 2017, as amended by Amendment No. 1 dated August 3, 2018, as filed with the Commission on August 3, 2018, and by Amendment No. 2, dated August [ ], 2020, as filed with the Commission on August [ ], 2020, each pursuant to Rule 424(b), the Prospectus and any Issuer Free Writing Prospectus.

19

(9)                No Litigation. There are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Advisor, threatened against the Company, any Subsidiary or the Advisor or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency, which is required to be disclosed in the Registration Statement, or where in any such case (A) there is a reasonable possibility that such action, suit or proceeding will be determined adversely to the Advisor and (B) if so determined adversely, could reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect, except with respect to the Commission’s investigation disclosed in Amendment No. 2 to the Prospectus Supplement, dated August [ ], 2020, as filed with the Commission on August [ ], 2020.

(10)            No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement and the Prospectus, there has not been (A) any change, or any development or event that reasonably could be expected to result in a change, that has or reasonably could be expected to have an Advisor Material Adverse Effect, whether or not arising in the ordinary course of business, and (B) any transaction that is material to the Advisor entered into or agreed to be entered into by the Advisor.

(11)            Absence of Manipulation. Neither the Advisor nor any affiliate of the Advisor has taken, nor will the Advisor or any affiliate of the Advisor take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act.

(12)            Internal Controls. The Advisor maintains a system of internal control in place sufficient to provide reasonable assurance that: (A) transactions that may be effectuated by the Advisor under the Advisory Agreement are executed in accordance with its management’s general or specific authorization and (B) access to the Company’s assets is permitted only in accordance with the internal policies, controls and procedures of the Advisor.

(13)            Insurance. The Advisor maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for its businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Advisor against theft, damage, destruction, environmental liabilities, acts of vandalism, terrorism, earthquakes, flood and all other risks customarily insured against, all of which insurance is in full force and effect.

(14)            Labor Laws; Absence of Labor Dispute. The Advisor has not been notified that any officer or other key person of the Company, or a significant number of employees of the Advisor and its affiliates, plan to terminate his, her or their employment. Neither the Advisor nor, to the Advisor’s knowledge, any officer or other key person of the Company, is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Advisor as described in the Registration Statement and the Prospectus. The Advisor is not in violation of and has not received notice of any violation with respect to any federal or state law, regulation or rule relating to discrimination in the hiring, termination, promotion, employment or pay of employees, nor any applicable federal or state wages and hours law, nor any state law, regulation or rule precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which, individually or in the aggregate, could reasonably be expected to have an Advisor Material Adverse Effect. There are no existing or, to the knowledge of the Advisor, threatened labor disputes with the employees of the Advisor that could reasonably be expected to have, individually or in the aggregate, an Advisor Material Adverse Effect.

20

(15)            Absence of Certain Relationships. No relationship, direct or indirect, exists between or among the Advisor, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Advisor, on the other, that is required by the Securities Act or the Securities Act Regulations to be described in the Registration Statement and the Prospectus that is not so described in such documents.

(16)            Investment Advisers Act. The Advisor is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing its obligations under the Advisory Agreement, as described in the Registration Statement and the Prospectus.

(17)            No Consents; No Approvals. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or any other third party is required in connection with the Advisor’s execution, delivery and performance of this Agreement and its consummation of the transactions contemplated herein.

(18)            Access to Resources. The Advisor has access to the personnel and other resources necessary for the performance of the duties of the Advisor set forth in the Advisory Agreement to which the Advisor is a party and as disclosed in the Registration Statement and the Prospectus.

(19)            No Finder’s Fee. Except for the Agent’s discounts and commissions payable by the Company to the Agent in connection with the offering of the Securities contemplated herein or as otherwise disclosed in the Registration Statement and the Prospectus, the Advisor has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Securities contemplated hereby.

(20)            Statistical and Market Data. Any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Advisor believes, after reasonable inquiry, to be reliable and accurate.

(21)            Advisory Agreement. The Advisory Agreement has been duly authorized, executed and delivered by the Advisor and constitutes a legal, valid and binding agreement of the Advisor enforceable against the Advisor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity.

SECTION 6.          Sale and Delivery to the Agent; Settlement.

(a)                Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Agent’s acceptance of the terms of a Placement Notice or upon receipt by the Agent of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities at prevailing market prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company and the Operating Partnership acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Placement Securities, (ii) the Agent will incur no liability or obligation to the Company, the Operating Partnership or any other person or entity if it does not sell Placement Securities for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6, and (iii) the Agent shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

21

(b)                Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold will be equal to (i) the aggregate offering price received by the Agent at which such Placement Securities were sold (the “Gross Proceeds”), after deduction for (A) the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (B) any other amounts due and payable by the Company to the Agent hereunder pursuant to Section 8 hereof, and (C) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Net Proceeds”), or (ii) the Gross Proceeds. In the event that the Agent delivers the Gross Proceeds to the Company at a Settlement Date, the amounts set forth in clauses (i)(A), (B) and (C) of the preceding sentence shall be set forth and invoiced in a periodic statement from the Agent to the Company and payment of such amounts shall be made promptly by the Company after its receipt thereof.

(c)                Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting the Agent’s or its designee’s account (provided the Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company, through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Agent will deliver the related Net Proceeds or Gross Proceeds, as applicable, in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that, in addition to and in no way limiting the rights and obligations set forth in Sections 10(a) and (e) hereto, it will (i) hold the Agent harmless against any loss, liability, claim, damage, or expense (including reasonable legal fees and expenses and the reasonable costs and expense of enforcing this Section 6(c)), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d)                Denominations; Registration. The Securities shall be in such denominations and registered in such names as the Agent may request in writing at least one full Business Day before the Settlement Date. The Company shall deliver the Securities, if any, through the facilities of The Depository Trust Company unless the Agent shall otherwise instruct.

(e)                Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Securities under this Agreement and each of the Alternative Distribution Agreements, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement and the Alternative Distribution Agreements, the Maximum Amount, (B) the amount available for offer and sale under the Prospectus and the then currently effective Registration Statement, and (C) the amount authorized from time to time to be issued and sold under this Agreement and each of the Alternative Distribution Agreements by the Company and notified to the Agent in writing. In addition, under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to the Agent in writing.

22

(f)                 Limitation on Agents. The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Securities shall only be effected by or through only one of the Agent or an Alternative Agent on any single given day, but in no event more than one, and the Company shall in no event request that the Agent and one or more of the Alternative Agents sell Securities on the same day; provided, however, that (i) the foregoing limitation shall not apply to (A) exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (B) sales solely to employees or security holders of the Company or its Subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, and (ii) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement.

(g)                Limitations on Sales. Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Securities and, by notice to the Agent given by telephone (confirmed promptly by facsimile transmission or email), shall cancel any instructions for the offer or sale of any Securities, and the Agent shall not be obligated to offer or sell any Securities, (i) during the 14 calendar days prior to the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings or revenue results (each, an “Earnings Announcement”), (ii) except as provided in Section 6(h) below, at any time from and including an Announcement Date through and including the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, or (iii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information; provided that, unless otherwise agreed between the Company and the Agent, for purposes of (i) and (ii) above, such period shall be deemed to end at the relevant Filing Time.

(h)                Earnings 8-K. If the Company wishes to offer, sell or deliver Securities at any time during the period from and including an Announcement Date through and including the corresponding Filing Time, the Company shall (i) prepare and deliver to the Agent (with a copy to its counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agent, and obtain the consent of the Agent to the filing thereof (such consent not to be unreasonably withheld), (ii) provide the Agent with the officers’ certificate, opinions/letters of counsel and accountants’ letter called for by Sections 7(o), (p), (q), (r), (s), (t), (u) and (v) hereof; respectively, (iii) provide the Agent the opportunity to conduct a due diligence review in accordance with Section 7(m) hereof and (iv) file such Earnings 8-K with the Commission. The provisions of clause (ii) of Section 6(g) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinions/letters of counsel and accountants’ letter pursuant to this Section 6(h) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel and accountants’ letters as provided in Section 7 hereof and (B) other than as set forth in this Section 6(h), this Section 6(h) shall in no way affect or limit the operation of the provisions of clauses (i) and (iii) of Section 6(g), which shall have independent application.

23

SECTION 7.          Covenants of the Company, the Operating Partnership and the Advisor. Each of the Company, the Operating Partnership and the Advisor hereby, jointly and severally, agrees with the Agent as follows:

(a)                Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by the Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by the Agent (provided, however, that the failure of the Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company, the Operating Partnership and the Advisor in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to the Agent within a reasonable period of time before the filing and the Agent has not reasonably objected thereto (provided, however, that the failure of the Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company, the Operating Partnership and the Advisor in this Agreement) and the Company will furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8) under the Securities Act).

(b)                Notice of Commission Stop Orders. The Company will advise the Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will make commercially reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

24

(c)                Delivery of Registration Statement and Prospectus. Except to the extent such documents have been publicly filed with the Commission pursuant to EDGAR, the Company will furnish to the Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as the Agent may from time to time reasonably request.

(d)                Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172 under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agent or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or (iii) amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Agent to suspend the offering of Placement Securities during such period until the Company has prepared and filed with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Agent such number of copies of such amendment or supplement as the Agent may reasonably request. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or together with the Prospectus omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, prevailing at that subsequent time, not misleading, the Company will promptly notify the Agent to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)                Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agent, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agent may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement).

25

(f)                 Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agent the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g)                Use of Proceeds. The Company and the Operating Partnership will use the Net Proceeds received by them from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h)                Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by the Agent under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.

(i)                 Filings with the NYSE. The Company will timely seek to file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities traded on the NYSE.

(j)                 Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k)                Notice of Other Sales. During the pendency of any Placement Notice (as amended by the corresponding Acceptance, if applicable) given hereunder, the Company shall provide the Agent notice as promptly as reasonably possible (and, in any event, at least two (2) Business Days) before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Securities offered pursuant to the provisions of this Agreement or the Alternative Distribution Agreements) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of restricted stock, Common Stock, LTIP units, options to purchase Common Stock, or Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, including Common Stock issuable upon redemption of Common Units, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus, or (iii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time, provided the implementation of such plan is disclosed to the Agent in advance.

(l)                 Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise the Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Agent pursuant to this Agreement during such fiscal quarter.

(m)              Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agent or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.

26

(n)                Disclosure of Sales. The Company will disclose in its Quarterly Reports on Form 10-Q, in its Annual Reports on Form 10-K and/or, at the Company’s option, in a Current Report on Form 8-K, the number of Placement Securities sold through the Agent during the most recent fiscal quarter, the Net Proceeds to the Company and the compensation paid or payable by the Company to the Agent with respect to such Placement Securities. The Company will prepare and file with the Commission, promptly upon the Agent’s reasonable request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent’s reasonable opinion, may be necessary or advisable in connection with the sale of the Common Stock pursuant to this Agreement.

(o)                Representation Dates; Certificates. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Agent as principal on a Settlement Date and, as promptly as possible and in no event later than two (2) Trading Days after each of the following:

(1)          each time the Company:

(i)                files the Prospectus relating to the Securities or amends or supplements the Registration Statement or the Prospectus relating to the Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Securities;

(ii)              files an Annual Report on Form 10-K under the Exchange Act;

(iii)             files a Quarterly Report on Form 10-Q under the Exchange Act; or

(iv)            files a Current Report on Form 8-K containing amended financial information (other than an Earnings Announcement, to “furnish” information pursuant to Item 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act; and

(2)           at any other time reasonably requested by the Agent (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 7(o) shall be a “Representation Date”), the Company shall furnish the Agent with a certificate, in the form attached hereto as Exhibit H and the Advisor shall furnish the Agent with a certificate, in the form attached hereto as Exhibit I. The requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide the Agent with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or the Agent sells any Placement Securities, the Company shall provide the Agent with a certificate, in the form attached hereto as Exhibit H, and the Advisor shall provide the Agent with a certificate, in the form attached hereto as Exhibit I, each dated the date of the Placement Notice.

(p)               Opinion of Counsel for Company, the Operating Partnership and the Advisor. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Agent as principal on a Settlement Date, and as promptly as possible and in no event later than two (2) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit H for which no waiver is applicable, the Company shall cause to be furnished to the Agent a written opinion of Cadwalader Wickersham & Taft LLP, counsel for the Company, the Operating Partnership and the Advisor, dated the date that the opinion is required to be delivered, in the form attached hereto as Exhibit D, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, such counsel may furnish the Agent with a letter to the effect that the Agent may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

27

(q)                Opinion of Tax Counsel for Company and the Operating Partnership. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Agent as principal on a Settlement Date, and as promptly as possible and in no event later than two (2) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit H for which no waiver is applicable, the Company shall cause to be furnished to the Agent a written opinion of Locke Lord LLP, tax counsel for the Company and the Operating Partnership, dated the date that the opinion is required to be delivered, in the form attached hereto as Exhibit E, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, such counsel may furnish the Agent with a letter to the effect that the Agent may rely on a prior opinion delivered under this Section 7(q) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(r)                 Opinion of Maryland Counsel for the Company. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Agent as principal on a Settlement Date, as promptly as possible and in no event later than two (2) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit H for which no waiver is applicable, the Company shall cause to be furnished to the Agent a written opinion of Hogan Lovells US LLP, Maryland counsel for the Company, dated the date that the opinion is required to be delivered, in the form attached hereto as Exhibit F, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, such counsel may furnish the Agent with a letter to the effect that the Agent may rely on a prior opinion delivered under this Section 7(r) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(s)                 General Counsel Legal Opinion. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Agent as principal on a Settlement Date, and as promptly as possible and in no event later than two (2) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit H for which no waiver is applicable, the Company shall cause to be furnished to the Agent a written opinion of in-house counsel for the Company, the Operating Partnership and the Advisor, dated the date that the opinion is required to be delivered, in the form attached hereto as Exhibit G, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, such counsel may furnish the Agent with a letter to the effect that the Agent may rely on a prior opinion delivered under this Section 7(s) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

28

(t)                 Agent Counsel Legal Opinion. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Agent as principal on a Settlement Date, and as promptly as possible and in no event later than two (2) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit H for which no waiver is applicable, the Agent shall have received the favorable opinion of DLA Piper LLP (US), counsel to the Agent, dated the date that the opinion is required to be delivered, in customary form and substance satisfactory to the Agent, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(u)                Comfort Letters. On or prior to the date that the Securities are first sold pursuant to the terms of this Agreement and as promptly as practicable following each Representation Date (but in no event later than the day a Placement Notice is first delivered following such Representation Date), the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Prospectus) to furnish the Agent letters (the “Comfort Letters”), dated the date of the Comfort Letters are delivered, in form and substance satisfactory to the Agent, (i) confirming that they are independent registered public accounting firms within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firms with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(v)                Chief Financial Officer’s Certificate. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Agent as principal on a Settlement Date, and as promptly as possible and in no event later than two (2) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit H for which no waiver is applicable, the Company shall cause to be furnished to the Agent a certificate of the Chief Financial Officer of the Company, in form and substance satisfactory to the Agent and its counsel, dated the date that the certificate is required to be delivered.

(w)              Market Activities. Neither the Company nor the Operating Partnership will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Placement Securities to be issued and sold pursuant to this Agreement other than the Agent.

(x)                Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(y)                Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.

29

(z)                No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the Agent in its capacity as principal or agent hereunder, the Company (including its agents and representatives, other than the Agent in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by the Agent as principal or agent hereunder.

(aa)             Sarbanes-Oxley Act. The Company and its Subsidiaries will use their best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(bb)            Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the Agent and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party

(cc)             REIT Qualification. The Company and the Operating Partnership will use their best efforts to enable the Company to continue to qualify for taxation as a REIT under the Code and will not take any action to revoke or otherwise terminate the Company’s REIT election, unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to be so qualified.

(dd)            Renewal of Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective date of the Registration Statement (the “Renewal Date”). If, immediately prior to the Renewal Date, this Agreement has not terminated and a prospectus is required to be delivered or made available by the Agent under the Securities Act or the Exchange Act in connection with the sale of such Securities, the Company will, prior to the Renewal Date, file, if it has not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to such Securities, and, if such registration statement is not an automatic shelf registration statement, will use its commercially reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date, and will take all other reasonable actions necessary or appropriate to permit the public offer and sale of such Securities to continue as contemplated in the expired registration statement relating to such Securities. References herein to the “Registration Statement” shall include such new shelf registration statement or automatic shelf registration statement, as the case may be, and each new or additional shelf registration statement or automatic shelf registration statement filed by the Company for the purpose of registering the Securities to be sold pursuant to this Agreement.

(ee)             Rights to Refuse Purchase. If, to the knowledge of the Company, all filings required by Rule 424 under the Securities Act in connection with the offering of the Securities shall not have been made or the representations and warranties of the Company, the Operating Partnership and the Advisor in Section 5 hereof shall not be true and correct on any applicable Settlement Date, the Company will offer to any person who has agreed to purchase Securities from the Company as a result of an offer to purchase solicited by the Agent the right to refuse to purchase and pay for such Securities.

SECTION 8.          Payment of Expenses.

(a)                Expenses. The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with: (i) the preparation and filing of the Registration Statement, each preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agent and to dealers (including costs of mailing and shipment); (ii) the preparation, issuance and delivery of the certificates for the Placement Securities to the Agent, including any stock or other transfer taxes or duties payable upon the sale of the Placement Securities to the Agent; (iii) the printing of this Agreement and any dealer agreements and furnishing copies of each to the Agent and to dealers (including costs of mailing and shipment); (iv) the qualification of the Securities for offering and sale under state laws that the Company and the Agent have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid, and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Agent and to dealers; (v) the filing for review of the public offering of the Securities by FINRA; (vi) the fees and expenses of any transfer agent or registrar for the Securities and miscellaneous expenses referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the listing of the Securities on the NYSE, (viii) the fees and disbursements of the counsel, accountants and other advisors to the Company, (ix) any other transactional fees, charges or taxes imposed by any governmental body or self-regulatory organization, and (x) the reasonable documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel, incurred by the Agent or the Alternative Agent in connection with the services contemplated by this Agreement and/or the Alternative Distribution Agreements (the “Expenses”); provided, however, that the Expenses shall not exceed an aggregate of $200,000 and that, for the avoidance of doubt, such $200,000 shall include any amounts paid pursuant to the Alternative Distribution Agreements.

30

(b)                Reimbursement of Expenses. If Securities having an aggregate offering price of $25,000,000 have been offered and sold under this Agreement and/or the Alternative Distribution Agreements, the Agent and/or the Alternative Agents, as applicable, shall reimburse the Company for up to $75,000 of Expenses paid by the Company, and if Securities having an aggregate offering price of $50,000,000 have been offered and sold under this Agreement and/or the Alternative Distribution Agreements, the Agent and/or the Alternative Agents, as applicable, shall reimburse the Company for up to an additional $75,000 of Expenses paid by the Company; provided, that, for the avoidance of doubt, such reimbursement amounts shall include any amounts paid to the Company pursuant to the Alternative Distribution Agreements.

SECTION 9.          Conditions of the Agent’s Obligations. The obligations of the Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company or any Subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)                Opinion of Counsel for Company, the Operating Partnership and the Advisor. The Agent shall have received the favorable opinions of Cadwalader Wickersham & Taft LLP, counsel for the Company, the Operating Partnership and the Advisor, required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinion is required pursuant to Section 7(p).

(b)                Opinion of Tax Counsel for Company and the Operating Partnership. The Agent shall have received the favorable opinions of Locke Lord LLP, counsel for the Company and the Operating Partnership, required to be delivered pursuant to Section 7(q) on or before the date on which such delivery of such opinion is required pursuant to Section 7(q).

(c)                Opinion of Maryland Counsel for the Company. The Agent shall have received the favorable opinions of Hogan Lovells US LLP, counsel for the Company, required to be delivered pursuant to Section 7(r) on or before the date on which such delivery of such opinion is required pursuant to Section 7(r).

31

(d)                Opinion of General Counsel. The Agent shall have received the favorable opinions of in-house counsel for the Company, the Operating Partnership and the Advisor, required to be delivered pursuant to Section 7(s) on or before the date on which such delivery of such opinion is required pursuant to Section 7(s).

(e)                Opinion of Counsel for the Agent. The Agent shall have received the favorable opinion of DLA Piper LLP (US) required to be delivered pursuant to Section 7(t) on or before the date on which the delivery of such opinion is required pursuant to Section 7(t).

(f)                 No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)                No Misstatement or Material Omission. The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s reasonable opinion is material, or omits to state a fact that in the Agent’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(h)                Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the condition (financial or otherwise) or in the assets, business, operations, earnings or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business.

(i)                 Company and Advisor Representation Certificates. The Agent shall have received the certificates required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificates is required pursuant to Section 7(o).

(j)                 Accountant’s Comfort Letters. The Agent shall have received the Comfort Letters required to be delivered pursuant Section 7(u) on or before the date on which such delivery of such opinion is required pursuant to Section 7(u).

(k)                Chief Financial Officer’s Certificate. The Agent shall have received the certificate of the Chief Financial Officer of the Company required to be delivered pursuant to Section 7(v) on or before the date on which delivery of such certificate is required pursuant to Section 7(v).

32

(l)                 Approval for Listing. The Placement Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(m)               No Suspension. Trading in the Securities shall not have been suspended on the NYSE.

(n)                Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(o)                Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424 under the Securities Act.

(p)                Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Agent by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11 and 20 hereof shall survive such termination and remain in full force and effect.

(q)                Effectiveness of Registration Statement; Payment of Filing Fee. The Registration Statement shall be effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice. The Company shall have paid the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).

SECTION 10.      Indemnification and Contribution by the Company, the Operating Partnership, the Advisor and the Agent.

(a)                Indemnification by the Company, the Operating Partnership and the Advisor. The Company, the Operating Partnership and the Advisor, jointly and severally, agree to indemnify and hold harmless the Agent, its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each an “Affiliate”), its selling agents and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(1)                against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

33

(2)                against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that, (subject to Section 10(e) below) any such settlement is effected with the written consent of the Company, which written consent shall not be unreasonably withheld; and

(3)                against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agent) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto), or in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)              Indemnification by the Agent. The Agent agrees to indemnify and hold harmless the Company, the Operating Partnership, the Advisor, each of their respective directors, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls the Company or the Advisor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein.

(c)              Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 10(a) above, counsel to the indemnified parties shall be selected by the Agent, and, in the case of parties indemnified pursuant to Section 10(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

34

(d)              Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)              Contribution. If the indemnification provided for in this Section 10 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Operating Partnership and the Advisor, on the one hand, and the Agent, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Operating Partnership and the Advisor, on the one hand, and of the Agent, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, the Operating Partnership and the Advisor, on the one hand, and the Agent, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company (which, for purposes of this subsection, account for the relative benefits received by the Operating Partnership), on the one hand, and the total commissions received by the Agent, on the other hand, bear to the aggregate public offering price of the Securities.

The relative fault of the Company, the Operating Partnership and the Advisor, on the one hand, and the Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership or the Advisor or by the Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership, the Advisor and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

35

Notwithstanding the provisions of this Section 10, the Agent shall not be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions with respect to the offering of the Securities received by it under this Agreement exceeds the amount of any damages that the Agent has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 10, each person, if any who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Agent’s Affiliates and selling agents shall have the same rights to contribution as the Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

For purposes of this Section 10, the Company and the Operating Partnership shall be deemed one party, jointly and severally liable for any obligations hereunder.

SECTION 11.      Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Operating Partnership, the Advisor or any of their respective subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent or its Affiliates or selling agents, any person controlling the Agent or its officers or directors, or by or on behalf of the Company, the Operating Partnership or the Advisor or any person controlling the Company, the Operating Partnership or the Advisor, and shall survive delivery of the Securities to the Agent.

SECTION 12.      Termination of Agreement.

(a)                Termination; General. The Agent may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition (financial or otherwise) or in the assets, business, operations, earnings or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agent, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in the Placement Securities has been suspended or limited by the Commission or the NYSE, (iv) if trading generally on the NYSE, the NYSE American LLC or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, the FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b)                Termination by the Company. Subject to Section 12(f) hereof, the Company shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

36

(c)                Termination by the Agent. Subject to Section 12(f) hereof, the Agent shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d)                Automatic Termination. Unless earlier terminated pursuant to this Section 12, this Agreement shall automatically terminate upon the issuance and sale of Placement Securities through the Agent on the terms and subject to the conditions set forth herein with an aggregate sale price equal to the Maximum Amount.

(e)                Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f)                 Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g)                Liabilities. If this Agreement is terminated pursuant to this Section 12, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Sections 5, 10, 11 and 20 hereof shall survive such termination and remain in full force and effect.

SECTION 13.      Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to the Agent at [                         ], with a copy to (which shall not constitute notice) DLA Piper LLP (US), 444 West Lake Street, Suite 900, Attn: Kerry E. Johnson (facsimile (312) 251-2868) and notices to the Company, the Operating Partnership or the Advisor shall be directed to the offices of the Company at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, (facsimile (972) 490-9605), Attention of General Counsel, with a copy to (which shall not constitute notice) Cadwalader, Wickersham & Taft LLP, 200 Liberty Street, New York, New York 10281, Attn: Gregory P. Patti Jr. (facsimile (212) 504-6666).

SECTION 14.      Parties. This Agreement shall inure to the benefit of and be binding upon the Agent, the Company, the Operating Partnership, the Advisor and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company, the Operating Partnership, the Advisor and their respective successors and the controlling persons and officers and directors referred to in Section 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agent, the Company, the Operating Partnership, the Advisor and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Agent shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.      Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

SECTION 16.      Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD FOR CONFLICTS OF LAWS PRINCIPLES. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

37

SECTION 17.      Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 18.      Permitted Free Writing Prospectuses. Each of the Company and the Operating Partnership represents, warrants and agrees that, unless it obtains the prior consent of the Agent, and the Agent represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Agent or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit J hereto are Permitted Free Writing Prospectuses.

SECTION 19.      Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20.      Absence of Fiduciary Relationship. Each of the Company, the Operating Partnership and the Advisor, severally and not jointly, acknowledges and agrees that:

(a)                The Agent is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company, the Operating Partnership, the Advisor or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Agent has advised or is advising the Company, the Operating Partnership and/or the Advisor on other matters, and the Agent has no obligation to the Company, the Operating Partnership or the Advisor with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)                the public offering price of the Securities was not established by the Agent;

(c)                it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)                the Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e)                it is aware that the Agent and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, the Operating Partnership and the Advisor and the Agent has no obligation to disclose such interests and transactions to the Company, the Operating Partnership or the Advisor by virtue of any fiduciary, advisory or agency relationship or otherwise;

38

(f)                 the Agent and its respective affiliates may engage in trading in the Common Stock for their own account or for the accounts of its clients at the same time as sales of the Placement Securities occur pursuant to this Agreement; and

(g)                it waives, to the fullest extent permitted by law, any claims it may have against the Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Agent shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, the Operating Partnership, the Advisor or their respective employees or creditors.

SECTION 21.      Recognition of the U.S. Special Resolution Regimes.

(a)                In the event that the Agent is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                In the event that the Agent is a Covered Entity, if the Agent or a BHC Act Affiliate of the Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 21:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

39

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the Agent, the Company, the Operating Partnership and the Advisor in accordance with its terms.

Very truly yours,

ASHFORD HOSPITALITY TRUST, INC.

By:
Name:
Title:

ASHFORD HOSPITALITY LIMITED PARTNERSHIP

By:	Ashford OP General Partner LLC,
its sole general partner

By:	Ashford Hospitality Trust, Inc.,
its sole member

By:
Name:
Title:

ASHFORD HOSPITALITY ADVISORS LLC

By:
Name:
Title:

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

[                                     ]

By:
Name:
Title:

[Signature Page to Equity Distribution Agreement]

EXHIBIT A

FORM OF PLACEMENT NOTICE

From: [ ]

Cc: [ ]

To: [ ]

Subject: Equity Distribution—Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among Ashford Hospitality Trust, Inc. (the “Company”), Ashford Hospitality Limited Partnership, Ashford Hospitality Advisors LLC, and [                     ] (the “Agent”) dated August [ ], 2020 (the “Agreement”), I hereby request on behalf of the Company that the Agent sell up to [ ] shares of the Company’s common stock, par value $0.01 per share, at a minimum market price of $[   ] per share.

The Company hereby confirms that, as of the date of this Placement Notice, neither the Prospectus, nor any Issuer Free Writing Prospectus, when taken together with the Prospectus, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE MAXIMUM AGGREGATE OFFERING PRICE, THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY THE AGENT, AND/OR THE CAPACITY IN WHICH THE AGENT MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH).]

A-1

EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

[                                 ]

[•]

Ashford Hospitality Trust, Inc.

[•]

B-1

EXHIBIT C

COMPENSATION

The Agent shall be paid compensation at a mutually agreed rate, not to exceed 2.00% of the gross sales price of Securities pursuant to the terms of this Agreement.

C-1

EXHIBIT D

FORM OF CORPORATE OPINION AND NEGATIVE ASSURANCE LETTER OF

CADWALADER, WICKERSHAM & TAFT LLP

[                                                                                     ]

D-1

EXHIBIT E

FORM OF TAX OPINION OF LOCKE LORD LLP

[                                                                                     ]

E-1

EXHIBIT F

FORM OF OPINION OF HOGAN LOVELLS US LLP

[                                                                                     ]

F-1

EXHIBIT G

FORM OF OPINION OF GENERAL COUNSEL

[                                                                                     ]

G-1

EXHIBIT H

OFFICERS’ CERTIFICATE OF COMPANY

We, J. Robison Hays, III, the duly elected, qualified and acting President and Chief Executive Officer, and Deric S. Eubanks, the duly elected, qualified and acting Chief Financial Officer and Treasurer, of Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”), are familiar with the facts herein certified and are authorized to execute this Officers’ Certificate on behalf of the Company and on behalf of Ashford OP General Partner LLC, in its capacity as general partner of Ashford Hospitality Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), pursuant to Section 7(o) of those certain Equity Distribution Agreements, dated December 11, 2017 and August [  ], 2020 (as amended, the “Agreements”), by and among (i) the Company, the Operating Partnership, Ashford Hospitality Advisors LLC, a Delaware limited liability company, and (ii) each of [    ] and [ ] (together, the “Agents”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreements.

We do hereby certify in our capacities as officers of the Company that:

(i)                 The representations and warranties of the Company and the Operating Partnership in the Agreements are true and correct, as if made on and as of the date hereof, and the Company and the Operating Partnership have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the date hereof.

(ii)               No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or order suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act.

(iii)             Subsequent to the respective dates as of which information was given in the Prospectus, there has not been (a) any change, or any development or event that reasonably could be expected to result in a change, that has or reasonably could be expected to have a Material Adverse Effect, whether or not arising in the ordinary course of business, (b) any transaction that is material to the Company and the Subsidiaries considered as one enterprise, (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries considered as one enterprise, incurred by the Company or the Subsidiaries, (d) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiary that is material to the Company and the Subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock or other equity interests of the Company or any Subsidiary, or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary that has been sustained or will have been sustained that has or may reasonably be expected to have a Material Adverse Effect.

H-1

EXHIBIT I

OFFICERS’ CERTIFICATE OF ADVISOR

We, Jeremy J. Welter, the duly elected, qualified and acting Chief Executive Officer, and Deric S. Eubanks, the duly elected, qualified and acting Chief Financial Officer, of Ashford Hospitality Advisors LLC, a Delaware limited liability company (the “Advisor”), are familiar with the facts herein certified and are authorized to execute this Officers’ Certificate on behalf of the Advisor, pursuant to Section 7(o) of those certain Equity Distribution Agreements, dated December 11, 2017 and August [ ], 2020 (as amended, the “Agreements”), by and among (i) Ashford Hospitality Trust, Inc., a Maryland corporation, Ashford Hospitality Limited Partnership, a Delaware limited partnership, the Advisor, and (ii) each of [            ] and [ ] (together, the “Agents”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreements.

We do hereby certify in our capacities as officers of the Advisor that:

(i)     The representations and warranties of the Advisor in the Agreements are true and correct, as if made on and as of the date hereof, and the Advisor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date hereof.

(ii)   No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or order suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act.

(iii) Subsequent to the respective dates as of which information was given in the Prospectus, there has not been (a) any change, or any development or event that reasonably could be expected to result in a change, that has or reasonably could be expected to have an Advisor Material Adverse Effect, whether or not arising in the ordinary course of business, or (b) any transaction that is material to the Advisor.

I-1

EXHIBIT J

ISSUER FREE WRITING PROSPECTUSES

[None.]

J-1

EXHIBIT K

SIGNIFICANT SUBSIDIARIES

Ashford Hospitality Trust, Inc.

Ashford OP Limited Partner LLC

Ashford OP General Partner LLC

Ashford Hospitality Limited Partnership

Ashford TRS Corporation

Ashford Ten Junior Mezz LLC

Ashford Ten Senior Mezz LLC

St Petersburg Florida Hotel Limited Partnership

Ashford RB Junior Mezz

Ashford RB Senior Mezz

PIM Highland Holding LLC

K-1